Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 9 March 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Royal Dutch Shell plc’s Annual Report on Form 20-F for the year ended 31 December 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
London, United Kingdom

28 October 2011

PricewaterhouseCoopers LLP, 1 Embankment Place, London WC2N 6RH T: +44 (0) 20 7583 5000, F: +44 (0) 20 7822 4652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of
PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH.PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.